EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                        WARRANT TO PURCHASE COMMON STOCK

Date of Issuance:  May __, 2005                 Warrant to Purchase An Aggregate
                                                of ______ shares of Common Stock

         FOR VALUE RECEIVED, IHEALTH, INC., a Delaware corporation (the "Corporation"), hereby certifies that __________ or his registered assigns is entitled to subscribe for and purchase, during the Exercise Period (as hereinafter defined), up to ___________ (_______) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Corporation, at an exercise price per share equal to $.15 per share (the "Exercise Price"), with the Exercise Price being subject to adjustment in the circumstances set forth below.

                                   Section 1.
                               Exercise of Warrant
                               -------------------

         1.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on the third anniversary of the date hereof (the "Exercise Period").

         1.2 Exercise Procedure.

                  a. This Warrant may be exercised in whole or in part at any time during the Exercise Period, provided however, if the last day of the Exercise Period is a day on which federal or state chartered banking institutions located in the State of Florida are authorized by law to close, then the last day of the Exercise Period shall be deemed to be the next succeeding day which shall not be such a day, by presentation and surrender to the Corporation at its principal office of this Warrant accompanied by the form of Exercise Agreement attached hereto as Exhibit 1 signed by the Holder and upon payment of the Exercise Price for the Common Stock purchased thereby, by cashier's check or by wire transfer of immediately available funds.

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                  b. Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Corporation to the Holder within five (5) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Corporation will, within such five (5) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

                  c. The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Holder on the Exercise Date, and the Holder will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

                  d. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Holder of any issuance tax in respect thereof or any other cost incurred by the Corporation in connection with such exercise and related transfer of the shares; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Corporation shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  e. Unless the Corporation shall have registered the shares of Common Stock underlying this Warrant pursuant to the provisions of Section 6 hereof, the shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act") and, accordingly, will be "restricted securities" as that term is defined in the Act. The Corporation may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

                  "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Corporation that an exemption from registration under any applicable state securities laws is available."

         1.3 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Subsection 1.1, be issuable upon exercise of the rights represented by this Warrant, the Corporation will, within 30 days after the Exercise Date, deliver to the Holder a check payable to the Holder, in lieu of such fractional share, in an amount equal to the market price of such fractional share as determined by the last sale price of the Corporation's Common Stock as reported on the Nasdaq Stock Market, Inc. or the principal exchange on which the Corporation's Common Stock is then traded, as of the close of business on the Exercise Date.

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                                   Section 2.
          Effect of Stock Dividends, Reorganization, Reclassification,
                          Consolidation, Merger or Sale
                          -----------------------------

         2.1 Stock Dividends, Recapitalization or Reclassification of Common Stock. In case the Corporation shall at any time prior to the exercise or termination of this Warrant (i) pay a dividend or make a distribution of its capital stock in shares of Common Stock to all holders of shares of Common Stock, or (ii) effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such stock dividend, recapitalization or reclassification, and the Exercise Price of such dividend, recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

         2.2 Consolidation, Merger or Sale. In case the Corporation shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Corporation shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

         2.3 Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Corporation shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

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                                   Section 3.
                           Reservation of Common Stock
                           ---------------------------

         The Corporation will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances.

                                   Section 4.
                      No Shareholder Rights or Obligations
                      ------------------------------------

         This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Corporation's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, that the Corporation shall use its bests efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Corporation.

                                   Section 5.
                                 Transferability
                                 ---------------

         Neither this Warrant nor any rights hereunder are transferrable, in whole or in part, without the prior written consent of the Corporation, which such consent may not be forthcoming. In the event the Corporation should consent to such transfer, this Warrant and the rights under shall be transferable upon surrender of this Warrant with a properly executed Assignment in the form of
Exhibit 2 hereto at the principal offices of the Corporation, provided, however, that the transferee must acknowledge to the Corporation in writing prior to such transfer, in form and substance satisfactory to the Corporation, that such transferee will be bound by the terms and conditions of Sections 3(b) through 3(f) of the Amendment to Sales Agreement of even date herewith by and between the Corporation and the Holder. The Corporation has no obligation to recognize any purported transfer of this Warrant, and the transferee is not entitled to any rights under this Warrant, until such acknowledgment has been received by the Corporation. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to an registration statement then

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effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Corporation, expressing his intention as to such disposition. Upon receiving such notice, the Corporation shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Corporation shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Corporation.

                                   Section 6.
                               Registration Rights
                               -------------------

If the Corporation shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Corporation will give written notice of its determination to the Holder. Upon the written request from the Holder, the Corporation will cause all shares of Common Stock issuable upon the exercise of this Warrant to be included in such registration statement, all to the extent requisite to permit the resale by the Holder of such shares of Common Stock issuable upon the exercise of this Warrant.

                                   Section 7.
                                  Miscellaneous
                                  -------------

         7.1 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Corporation:     499 N. Federal Hwy., Suite D
                           Boca Raton, FL 33487
                           Brian S. John, President

If to the Holder:          ___________________________
                           ___________________________

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

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         7.2 Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

         7.3 Construction and Enforcement. This Warrant shall be governed by and construed under the laws of the State of Florida, without regard to principles of conflicts of laws and rules of such state. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Warrant, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Warrant shall be brought in the state or Federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

                                        IHEALTH, INC.

                                        By: _____________________________
                                            Brian S. John, President
ATTEST:
________________________


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                                                                       EXHIBIT 1
                                                                       ---------

                               EXERCISE AGREEMENT
                               ------------------

To:                                                        Dated:

         The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases shares of Common Stock covered by such Warrant and hereby makes full cash payment of $ for such shares at the Exercise Price provided by such Warrant.



                                        (Signature)



                                        (Print or type name)



                                        (Address)




         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

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                                                                       EXHIBIT 2
                                                                       ---------

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, ______________, the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constituted and appoint _____________ to effect such transfer of rights on the books of the Corporation, with full power of substitution:

                                                         Number of Shares
Name of Assignee           Address of Assignee           of Common Stock
----------------           -------------------           ---------------





Dated: ____________________

                                        (Signature of Holder)



                                        (Print or type name)


         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                               CONSENT OF ASSIGNEE
                               -------------------

         I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated: ____________________

                                        (Signature of Assignee)



                                        (Print or type name)


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